Exhibit 3.3

EXECUTION COPY

SECOND AMENDED AND RESTATED TRUST AGREEMENT

of

AFS Funding Trust,

between

AFS Funding Corp.,

Depositor,

and

Deutsche Bank Trust Company Delaware,

Owner Trustee

Dated as of August 15, 2002

TABLE OF CONTENTS

ARTICLE I	Definitions	1

1.01	Definitions	1

ARTICLE II	Declaration of Business Trust; Issuance and Transfer of Certificates of Beneficial Interest; Duties of Owner Trustee	5

2.01	Declaration of Business Trust	5

2.02	Transfer of Trust Property to Owner Trustee	6

2.03	Issuance and Transfer of Certificates of Beneficial Interest	9

2.04	Payments and Distributions	11

2.05	Further Assurances	12

2.06	Activities of Trust	13

2.07	Duties of Owner Trustee	14

2.08	Instructions to the Owner Trustee	15

2.09	Furnishing of Documents	15

2.10	Situs of Trust	16

2.11	Title to Trust Property	16

ARTICLE III	Representations and Warranties of Depositor	16

3.01	Good Standing	16

3.02	Corporate Power	16

3.03	Consents and Approvals	16

3.04	Title to Trust Property	17

3.05	Binding Effect	17

3.06	Investment Company	17

ARTICLE IV	Representations and Warranties of Deutsche Bank Trust Company Delaware	17

4.01	Good Standing	17

4.02	Corporate Power	17

4.03	Consents and Approvals	18

4.04	Binding Effect	18

ARTICLE V	Certain Covenants of Depositor, Owners of Certificates and the Trust	18

5.01	Title to Trust Property	18

5.02	Notification of Transfer	19

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5.03	Investment Company	19

5.04	Certain Business Conduct	19

5.05	Covenants	20

ARTICLE VI	Concerning the Owner Trustee and the Trust	22

6.01	General Matters Relating to the Owner Trustee	22

6.02	Books and Records; Mailings to Owners of Certificates of Beneficial Interest	24

6.03	Compensation and Indemnification of the Owner Trustee	24

6.04	Resignation, Discharge or Removal of Owner Trustee; Successor	25

6.05	Qualification of Owner Trustee	27

6.06	Appointment of Additional Trustees	27

6.07	Not Acting in Individual Capacity	27

6.08	Acting in its Own Name	27

6.09	Decisions by Owner Trustee	28

ARTICLE VII	Accounts of the Trust	28

7.01	Accounts of the Trust	28

7.02	Investment of Amounts on Deposit in Accounts of the Trust	28

ARTICLE VIII	Miscellaneous	28

8.01	Benefit of Agreement	28

8.02	Severability	28

8.03	Amendments and Waivers	29

8.04	Notices	29

8.05	Termination of This Agreement; No Power to Revoke or Withdraw Trust Property	30

8.06	Nature of Interest in Trust Property	30

8.07	No Filing	31

8.08	GOVERNING LAW	31

8.09	Counterparts	31

8.10	Limitations on Rights of Others	31

8.11	References to Sections	32

8.12	Third Party Beneficiaries	32

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This SECOND AMENDED AND RESTATED TRUST AGREEMENT relating to AFS Funding Trust, dated as of August 15 2002, between AFS Funding Corp., a Nevada corporation (herein, together with its permitted successors and assigns, the “Depositor”) and Deutsche Bank Trust Company Delaware, a Delaware banking corporation (the “Owner Trustee”), amends and restates in its entirety that certain Trust Agreement dated as of October 19, 1999, as amended as of such date by the Amended and Restated Trust Agreement, in each case between the Depositor and the Owner Trustee.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.01 Definitions. Each capitalized term used but not defined herein shall have the meaning given to such term in the Master Collateral and Intercreditor Agreement (as defined below), or if such defined terms are not defined therein, shall have the meaning, with respect to any Notes issued under an Indenture, a Pooling and Servicing Agreement or other agreement, given to such term in such Indenture (and the related Sale and Servicing Agreement), such Pooling and Servicing Agreement or such other agreement, as applicable, or, if not defined in such issuing agreement, shall have the meaning given to such term in the Spread Account Agreement (as defined below) or the Series Supplement (as defined below), or, if not defined in any of such agreements, shall have the meaning given to such term in the Credit Agreement (as defined below) or the Security Agreement (as defined below). Capitalized terms set forth below shall have the following meanings when used in this Agreement:

“Actual Knowledge” means the actual knowledge of any Authorized Officer of the Owner Trustee.

“Administration Agreement” means the Administration Agreement, dated as of August 15, 2002, by and between the Trust and the Administrator.

“Administrator” means AmeriCredit, in its capacity as Administrator pursuant to the terms of the Administration Agreement.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agreement” means this Trust Agreement.

“AmeriCredit” means AmeriCredit Financial Services, Inc., a Delaware corporation.

“Assignment” means the Assignment dated as of October 19, 1999 between the Depositor and the Trust.

“Authorized Officer” means any officer within the corporate trust department of the Owner Trustee (or any successor group of such entity) including any vice president, second vice president, assistant secretary or any other officer of such entity customarily performing such functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Business Day” means a day on which the Owner Trustee and banks located in New York City are open for the purpose of conducting commercial business.

“Business Trust Statute” means the Delaware Business Trust Act, 12 Del. Code § 3801 et seq.

“Certificate of Trust” shall have the meaning set forth in Section 2.01 hereof.

“Certificateholder” means any holder of a Class A Certificate or of a Class B Certificate.

“Certificate Registrar” shall have the meaning set forth in Section 2.03(d) hereof.

“Class A Certificate” means any certificate issued by the Trust, which is in substantially the form attached hereto as Annex 1.

“Class A Certificateholder” means any holder of a Class A Certificate.

“Class B Certificate” means any certificate issued by the Trust, which is in substantially the form attached hereto as Annex 2.

“Class B Certificateholder” means any holder of a Class B Certificate.

“Closing Date” means August 15, 2002.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission.

“Corporate Trust Office” of a Person means the principal office of the Owner Trustee in Delaware at which at any particular time its corporate trust business shall be principally administered, which office on the Closing Date is located at E.A.

Delle Donne Corporate Center, Montgomery Building 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

“Credit Agreement” means the Credit Agreement dated as of August 15, 2002 (and as further amended, extended or otherwise modified from time to time) among the Borrowers, the Contingent Obligors, each Lender party thereto, each Agent party thereto, the Lender Collateral Agent and the Revolver Administrative Agent.

“Depositor” means AFS Funding Corp., a Nevada corporation and its successors and assigns.

“Final FSA Insurance Termination Date” means the latest to occur of the termination dates of each of the Insurance and Indemnity Agreements entered into by FSA, AmeriCredit, AmeriCredit Corp., the Trust and/or the Depositor and the issuer created in connection with the issuance of the related series of Notes.

“FSA” means Financial Security Assurance Inc., a New York stock insurance company, and its successors and assigns.

“Insurer Secured Obligations” means, with respect to the securities, certificates, notes or other obligations issued or arising under or in connection with any Underlying Transaction Documents, all amounts and obligations which may at an time be owed to or on behalf of FSA (or any agents, accountants or attorneys for FSA) under any of the Underlying Transaction Documents, regardless of whether such amounts are owed now or in the future, whether liquidated or unliquidated, contingent or noncontingent.

“Lender Collateral Agent” means Deutsche Bank Trust Company Americas, as Lender Collateral Agent under the Credit Agreement and the Security Agreement.

“Lien” means any lien, mortgage, security interest, pledge, charge, equity or claim of others or encumbrance of any kind.

“Loss Protection” means any reinsurance, any source of reimbursement or indemnity, any guaranty, surety bond, letter of credit, cash collateral account, spread account or other pledged account, any subordinate security or other subordinate interest, any other credit enhancement and any other agreement or accommodation that has the effect, directly or indirectly, of protecting FSA from incurring a loss with respect to FSA’s obligations under any Policy.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, as Master Collateral Agent under the Master Collateral and Intercreditor Agreement.

“Master Collateral and Intercreditor Agreement” means the Master Collateral and Intercreditor Agreement dated as of August 15, 2002 (as the same may be amended, supplemented or otherwise modified from time to time) among the Depositor, AFS SenSub Corp., AmeriCredit, the Revolver Collateral Agent, the Master Collateral Agent, Deutsche Bank Trust Company Americas, as Revolver Administrative Agent the Lender Collateral Agent, certain other secured parties and the Master Collateral Agent.

“Notes” means asset-backed notes and asset-backed certificates issued by any “AmeriCredit Automobile Receivables Trust” that is an owner trust, business trust, grantor trust or any other special-purpose entity formed by either the Depositor or by the Trust as the issuer in a securitization sponsored by the Servicer that (i) are insured by FSA and (ii) have Loss Protection in the form of a Spread Account that is subject to the cross-collateralization provisions of the Spread Account Agreement.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, a Delaware banking corporation acting not in its individual capacity, but solely in its fiduciary capacity as trustee hereunder, and any banking corporation that shall have become its successor pursuant to Section 6.04 hereof.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Residual Certificates” means the certificates of beneficial interests for the Underlying Trusts.

“Revolver Collateral Agent” means Deutsche Bank Trust Company Americas.

“Secretary of State” means the office of the Secretary of the Secretary of the State of Delaware.

“Security Agreement” means the Revolver Security and Collateral Agent Agreement dated as of August 15, 2002 (and as further amended, extended or otherwise modified from time to time) among the Depositor, AFS SenSub Corp., AmeriCredit, the Lender Collateral Agent and Deutsche Bank Trust Company Americas, as Administrative Agent.

“Series Supplement” means the supplement to the Spread Account Agreement entered into with respect to a Series of Notes.

“Servicer” means AmeriCredit.

“Spread Account Agreement” means the Spread Account Agreement, dated as of December 1, 1994, as amended and restated as of May 11, 1998, as amended as of October 25, 1999 by Amendment No. 1, as further amended as of May 22, 2000 by Amendment No. 2, and as further amended as of November 29, 2000 by Amendment No. 3 dated, by and among FSA, the Depositor, La Salle National Bank, in its capacities as

Trustee and Collateral Agent with respect to a certain Series of Notes as specified therein, Harris Trust and Savings Bank, in its capacities as Trustee and Collateral Agent with respect to certain Series of Notes as specified therein, Bank One, NA (“Bank One”), in its capacities as Trustee and Collateral Agent with respect to certain Series of Notes as specified therein, the Trust and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) in its capacities as Trustee and Collateral Agent with respect to certain Series of Notes as specified therein.

“Trust” means the trust existing pursuant to this Agreement, designated as AFS Funding Trust.

“Trust Property” means those assets transferred pursuant to Section 2.02 hereof and deposited and held in the Trust pursuant to this Agreement, including all proceeds thereof, and any other property transferred to or held by the Trust in connection with any Underlying Transaction.

“Underlying Transaction Documents” means the agreements, contracts, documents, amendments, consents, instruments, certificates and other papers executed in connection with each Underlying Transaction.

As used in this Agreement, unless specified to the contrary in such document, the definitions set forth or referred to below (1) shall apply equally to both the singular and plural forms of the terms defined; (2) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and (3) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

Declaration of Business Trust; Issuance and Transfer of Certificates

of Beneficial Interest; Duties of Owner Trustee

2.01 Declaration of Business Trust. Deutsche Bank Trust Company Delaware is hereby appointed to hold and agrees to hold the Trust Property as Owner Trustee in trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

It is the intention of the parties hereto that the trust created by this Agreement constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. The Trust created under this Agreement is intended to be either a sole proprietorship or a partnership for federal income tax purposes. It is not intended to be an association taxable as a corporation. The provisions hereof shall be interpreted accordingly and no party hereto shall take a contrary position for federal income tax purposes. With respect to the Trust, no later than October 19, 1999, the Owner Trustee shall file a Certificate of Trust required by Section 3810 of the Business Trust Statute, in the Office of the Secretary of

State (the “Certificate of Trust”). Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

2.02 Transfer of Trust Property to Owner Trustee.

(a) In consideration of the Trust’s issuance of Certificates in accordance with the terms of this Agreement, the Depositor did, as of October 19, 1999 pursuant to the terms and conditions of this Agreement as in effect on such date, transfer, assign, set over and otherwise convey to the Owner Trustee on behalf of the Trust and its successors, without recourse, all right, title and interest of the Depositor in and to:

(i) the sum of Two Hundred Dollars ($200);

(ii) the Series 1996-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1996-C Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1996-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1996-D Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1997-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1997-A Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1997-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1997-B Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1997-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1997-C Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1997-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1997-D Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1998-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1998-A Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1998-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1998-B Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1998-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1998-C Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1998-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1998-D Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1999-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1999-A Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1999-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1999-B Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1999-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1999-C Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), the Series 1999-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 1999-D Subsequent Spread Account Deposits and all additional monies, checks, securities, investments and other items or documents from time to time held in or evidencing such accounts), subject, in each case, to only the prior security interests granted therein by the Depositor or the Trust for the benefit of FSA;

(iii) all of the Depositor’s right, title and interest in and to investments made with proceeds of the property described in clause (ii) above, including investments made with amounts on deposit in the applicable Series Spread Account subject, in each case, to only the prior security interests granted therein by the Depositor or the Trust for the benefit of FSA;

(iv) the Residual Certificates for the related Underlying Trusts, together with all rights in and under the related Underlying Transaction Documents; and

(v) the Depositor’s right, if any, to the proceeds of, and distributions in respect of, any and all of the foregoing.

(b) Since October 19, 1999 and through and including the Closing Date, in consideration for a corresponding increase in the value of the Class A Certificates and in accordance with the terms of this Agreement, the Depositor has transferred, assigned, set over and otherwise conveyed to the Trust and its successors, without recourse, all right, title and interest of the Depositor in and to:

(i) the Series 2000-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2000-A Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2000-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2000-B Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2000-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2000-C Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2000-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2000-D Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2001-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2001-A Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2001-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2001-B Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2001-C Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2001-C Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2001-D Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2001-D Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2002-A Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2002-A Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), the Series 2002-B Spread Account established pursuant to Section 3.01 of the Spread Account Agreement (including, without limitation, the Initial Spread Account Deposit and the Series 2002-B Spread Account Deposits and all additional monies, checks, securities, investments, and other items or documents from time to time held in or evidencing such accounts), subject, in each case, to only the prior security interests granted therein by the Depositor or the Trust for the benefit of FSA;

(ii) all of the Depositor’s right, title and interest in and to investments made with proceeds of the property described in clause (ii) above, including investments made with amounts on deposit in the applicable Series Spread Account subject, in each case, to only the prior security interests granted therein by the Depositor or the Trust for the benefit of FSA;

(iii) the Residual Certificates for the related Underlying Trusts, together with all rights in and under the related Underlying Transaction Documents; and

(iv) the Depositor’s right, if any, to the proceeds of, and distributions in respect of, any and all of the foregoing.

2.03 Issuance and Transfer of Certificates of Beneficial Interest.

(a) The Owner Trustee acknowledges it is holding in trust on the date hereof the sum of Two Hundred Dollars ($200), in lawful money of the United States of America, duly paid by the Depositor, and has issued on behalf of the Trust (i) to the Depositor, a Class A Certificate, duly executed and delivered in exchange therefor, evidencing ownership of 100% of all Class A Certificates and (ii) to FSA, or its nominee, a Class B Certificate evidencing ownership of 100% of all Class B Certificates.

(b) No additional Certificates may be issued unless the Owner Trustee shall have received the prior, written consent of 100% of the Class A Certificateholders, 100% of the Class B Certificateholders and (for so long as the Lien granted pursuant to the Master Collateral and Intercreditor Agreement is in effect) the Master Collateral Agent.

(c) Each Certificate shall be executed by manual signature on behalf of the Owner Trustee by one of its Authorized Officers. Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee, will be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Certificates or does not hold such office at the date of such Certificates. Each Certificate shall be dated the date of its issuance.

(d) The owners of the Certificates shall be entitled to all rights provided to them under this Agreement and in their Certificate and shall be subject to the terms and conditions contained in this Agreement and in their Certificate. A Person shall be entitled to the rights and subject to the obligations of an owner of a Certificate hereunder upon such Person’s acceptance of such Certificate duly registered in such Person’s name pursuant to Section 6.02 hereof.

(e) The Owner Trustee or its designee (the “Certificate Registrar”) shall cause to be kept at its Corporate Trust Office, in accordance with the provisions of Section 6.02 hereof, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificates. The registered Certificateholders shall have the right to inspect the Certificate Register, subject to such reasonable regulations as the Certificate Registrar shall prescribe. The Person listed as the owner of Certificates on the Certificate Register shall be treated as the owner of such Certificate for purposes of this Agreement and otherwise.

(f) (i) Subject to the terms of Section 5.05(f), neither the registered nor the beneficial interest in any Class A Certificate may be transferred, assigned, hypothecated or pledged in any manner by any direct or indirect owner thereof (including any transferee thereof subsequent to the date hereof) without the prior written notice by such owner to each of the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral and Intercreditor Agreement is in effect) and the Owner Trustee. Any purported transfer, assignment, hypothecation or pledge in any manner of any such registered or beneficial interest in any Class A Certificate in the Trust in violation of this Section 2.03(e) shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee.

(ii) The Class B Certificates are transferable in whole (100% of all Class B Certificates) and not in part, and may be transferred only, to FSA or its nominee, except that, promptly following the Final FSA Insurance Termination Date, the then Class B Certificateholder shall deliver the Class B Certificates to the Depositor for cancellation, together with appropriate bond powers and instruments of transfer.

(g) Neither the Trust nor the Owner Trustee shall be required to register the Certificates under the Securities Act of 1933, as amended, or any other state or federal securities law, or to determine whether any purported transfer is in compliance therewith. Each Certificate shall bear a legend setting forth restrictions on transferability substantially as follows:

“THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

Furthermore, each Class A Certificate shall additionally bear a legend setting forth restrictions on transferability substantially as follows:

THIS CLASS A CERTIFICATE HAS BEEN PLEDGED TO THE MASTER COLLATERAL AGENT PURSUANT TO THE MASTER COLLATERAL AND INTERCREDITOR AGREEMENT AND THE OWNER WILL NOT SELL, TRANSFER OR CONVEY AN INTEREST IN, OR SUFFER OR PERMIT ANY LIEN OR ENCUMBRANCE TO BE CREATED UPON OR WITH RESPECT TO THIS CLASS A CERTIFICATE DURING THE TERM OF THE MASTER COLLATERAL AND INTERCREDITOR AGREEMENT (EXCEPT IF THE FIRST PRIORITY LIEN OF THE MASTER COLLATERAL AGENT IS FIRST RELEASED BY THE MASTER COLLATERAL AGENT IN ACCORDANCE WITH THE TERMS OF SECTION 5.05(f) OF THE TRUST AGREEMENT). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANYONE WHO IS NOT A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND PURSUANT TO RULE 3c-7 OF THE INVESTMENT COMPANY ACT).”

(h) If (i) any mutilated Certificate is surrendered to the Owner Trustee or the Certificate Registrar or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Owner Trustee such security or indemnity as may be required by it to indemnify and save it harmless, then the Owner Trustee shall execute and deliver on behalf of the Trust, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate beneficial interest. In connection with the issuance of any new Certificate under this Section 2.03(h), the Owner Trustee may require the payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.03(h) shall constitute complete and indefeasible evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

2.04 Payments and Distributions.

(a) All amounts held in any Spread Account shall be held or distributed solely as provided for under the Spread Account Agreement. The amounts, if any, which may be from time to time released from the Spread Accounts pursuant to the Spread

Account Agreement or paid to the Trust as the holder of the Residual Certificates shall be applied in the following order:

(i) to the extent not otherwise paid, to pay all amounts (if any) then due and payable to the Owner Trustee or Deutsche Bank Trust Company Delaware, pursuant to Sections 6.01 and 6.03 of this Agreement; and

(ii) to distribute any remaining amounts and other property to the Class A Certificateholders or as otherwise directed in writing by the Class A Certificateholders.

The Owner Trustee is directed, and hereby acknowledges and agrees to execute, deliver and perform, the irrevocable instructions to be delivered to the “Collateral Agents” under the Underlying Transaction Documents and to pay amounts released from the Spread Accounts or paid to the Trust as the holder of the Residual Certificates to the Master Collateral Agent.

The Depositor hereby acknowledges that all amounts distributed in accordance with the Residual Certificates of the Underlying Trusts is subject to the pledge to Deutsche Bank Trust Company Americas, as Master Collateral Agent under and pursuant to the Master Collateral and Intercreditor Agreement.

(b) All payments and distributions required to be made to the Class A Certificateholders pursuant to this Section 2.04 shall be made to the Class A Certificateholders, or to such party or parties as otherwise directed in writing by the Class A Certificateholders on such dates and in such amounts as specified in written instructions by wire transfer of immediately available funds or by such other means as are acceptable to the Owner Trustee, in either case as specified in written instructions from the Class A Certificateholders delivered to the Owner Trustee in accordance with Section 8.04 at least five Business Days prior to such payment or distribution.

(c) For purposes of making the distributions set forth in Section 2.04(a), the Owner Trustee hereby appoints Deutsche Bank Trust Company Americas, having an address at c/o DB Services New Jersey Inc., 100 Plaza One, MS JCY03-0606, 6th Floor, Jersey City, New Jersey 07311, as its paying agent.

2.05 Further Assurances. The Owner Trustee shall execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the direction of the owners of the Certificates of Beneficial Interest as such owners may deem necessary or advisable to give effect to the transactions contemplated hereby, the taking of any such action by the Owner Trustee on the Closing Date in the presence of the owners of the Certificates of Beneficial Interest or its counsel shall evidence, conclusively, such direction of the owners of the Certificates of Beneficial Interest.

2.06 Activities of Trust.

(a) The nature of the business or purposes to be conducted or promoted by the Trust is, and the Trust shall have the power and authority, to engage in the following activities, in each case solely in accordance with the terms of the Underlying Transaction Documents, or as otherwise agreed to in writing by the Depositor, the Owner Trustee, FSA and the Master Collateral Agent:

(i) to acquire from time to time all right, title and interest in and to the Residual Certificates for each of the Underlying Trusts, subject, in each case, to any prior security interests granted therein by the Depositor or the Trust;

(ii) to acquire from time to time all right, title and interest in and to the Spread Accounts for each of the Underlying Trusts, subject, in each case, to any prior security interests granted therein by the Depositor or the Trust, including monies due thereunder and any and all related rights;

(iii) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with the Residual Certificates;

(iv) to receive cash contributions from any Certificateholder;

(v) to sell, transfer, assign, pledge and otherwise deal in or with any or all of its ownership interest in the Residual Certificates;

(vi) to own interests in other entities created for the purpose of engaging in the foregoing activities;

(vii) to acquire and to hold, sell, transfer or pledge receivables in connection with a Series sponsored by AmeriCredit;

(viii) to enter into any agreement providing for the sale, transfer or pledge of receivables to affiliated entities, trusts or indenture trustees in connection with Series sponsored by AmeriCredit;

(ix) to enter into any agreement, including but not limited to the Administration Agreement, relating to any receivables that provides for the administration, servicing and collection of amounts due on such receivables in connection with Series sponsored by AmeriCredit;

(x) to sell any class of asset-backed securities or certificates or other securities issued by affiliated entities or the trusts and to hold subordinate securities issued by such affiliated entities or trusts;

(xi) to enter into any agreement with FSA relating to the insurance or guaranty of any asset-backed securities, certificates or other securities issued by any affiliate of or the trust which may include provisions for non-recourse reimbursement by the Trust for payments made in connection with any such insurance or guaranty or the pledge of collateral for the benefit of FSA, in each case in connection with Series sponsored by AmeriCredit; and

(xii) to enter into any other agreements and to engage in any other acts and activities and to execute any powers permitted to business trusts under the Business Trust Statute that are incidental, advantageous or necessary to the foregoing.

(b) Notwithstanding any other provisions of this Agreement and any provision of law that otherwise so empowers the Trust, the Trust shall not engage in any business or activity other than those set forth in subsection (a) and shall not enter into any Underlying Transaction Documents with respect to any Series that does not provide for the issuance by FSA of insurance or a guaranty relating to all or any portion of the asset-backed securities, certificates or other securities issued in connection with such Series.

2.07 Duties of Owner Trustee.

(a) Subject to Section 2.08 hereof, the Owner Trustee is hereby authorized to take all actions required or permitted to be taken by the Trust under this Agreement and is hereby directed to comply with the terms of this Agreement. In addition, the Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust on the Closing Date the Administration Agreement and each certificate or other document attached as an exhibit to or contemplated by the foregoing, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof.

(b) The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Property, to prepare or file any document or report (including any UCC financing statements and continuation statements), or otherwise to take or refrain from taking any action under or in connection with this Agreement or any other Underlying Transaction Document, except as expressly required by the terms of this Agreement, any of the Underlying Transaction Documents or as expressly directed in written instructions pursuant to Section 2.08; and no implied duties or obligations shall be read into this Agreement or any other Underlying Transaction Document against the Owner Trustee. Deutsche Bank Trust Company Delaware nevertheless agrees that it will, at its own cost and expense, promptly take all actions as may be necessary to discharge any Liens on any part of the Trust Property which result from actions by or claims against Deutsche Bank Trust Company Delaware that are not related to the ownership of the Trust Property or any other part of the Trust or the administration of the Trust Property or the transactions contemplated by the Underlying Transaction Documents.

(c) The Owner Trustee shall not have any duty to enforce any obligation or promise of any Certificateholder to contribute cash, property or perform services to and for the Trust.

2.08 Instructions to the Owner Trustee.

(a) The Owner Trustee shall only take such action or shall refrain from taking such action under this Agreement (1) as it shall be instructed pursuant to a specific provision of this Agreement or (2) with respect to matters other than those described in clause (1), as it shall be instructed in writing by (A) until the Final FSA Insurance Termination Date, the Class B Certificateholder in accordance with the notice provisions of Section 8.04 and the Class A Certificateholder, by its acquisition of the Class A Certificate, irrevocably consents to any such instruction given by the Class B Certificateholder or (B) only following the Final FSA Insurance Termination Date, by owners of the Class A Certificates. The Certificateholders shall not instruct the Owner Trustee to take any action that would violate the terms of this Agreement, any Transaction Document or any Underlying Transaction Document or the Master Collateral Agreement. The Owner Trustee shall not take the actions set forth in Section 8.03 relating to amendments or waivers of this Agreement, Section 8.05 relating to dissolution or termination of the Trust, Section 8.07 relating to filing of a petition in bankruptcy or insolvency of the Trust or permit the Trust to merge with or into another entity unless it shall have obtained the consent of or shall be instructed by the Class B Certificateholder and the Master Collateral Agent.

(b) If in performing its duties under this Agreement the Owner Trustee is required to decide between alternative courses of action, the Owner Trustee shall consult with the owners of the Class A Certificates, the Class B Certificates and (for so long as the Lien granted pursuant to the Master Collateral and Intercreditor Agreement is in effect) the Master Collateral Agent. If the Owner Trustee is unsure of the application of any provision of this Agreement or any other Underlying Transaction Document, then the Owner Trustee may promptly deliver a notice to the Class B Certificateholder in accordance with the notice provisions of Section 8.04 hereof requesting written instructions as to the course of action desired by it. The Class B Certificateholder may make any determination required pursuant to this Section 2.08, which shall be reflected in the instructions delivered by the Class B Certificateholder to the Owner Trustee in accordance with this Section 2.08 and the Owner Trustee shall comply with any such instructions. If the Owner Trustee does not receive such instructions within ten (10) Business Days after it has delivered such notice, it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement as it shall deem advisable and in the best interests of the owners of the Class A and Class B Certificates.

2.09 Furnishing of Documents. The Owner Trustee shall furnish to each owner of a Certificate promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (with duplicates or copies additionally provided to the Master Collateral Agent for so long as the Lien granted pursuant to the Master Collateral and Intercreditor Agreement is in effect) or under the Underlying Transaction Documents (other than documents originated by or otherwise furnished to such owner).

2.10 Situs of Trust. The Trust will be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be held in the name of the Trust and located in the State of Delaware or the State of New York unless otherwise required by the terms of the Sale and Servicing Agreement.

2.11 Title to Trust Property. Until this Agreement terminates pursuant to Article VIII hereof, title to all of the Trust Property shall be vested at all times in the Trust as a separate legal entity; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Property be vested in the trustee of the Trust, then title to that part of the Trust Property shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VI of this Agreement.

ARTICLE III

Representations and Warranties of Depositor

The Depositor hereby represents and warrants that:

3.01 Good Standing. The Depositor is a corporation formed under the corporation laws of the State of Nevada, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all material governmental licenses, authorization, consents and approvals required under the laws of the State of Nevada to carry on its business as now conducted.

3.02 Corporate Power. The execution, delivery and performance by the Depositor of this Agreement and the Assignment are within the corporate power of the Depositor, have been duly authorized by all necessary corporate action on the part of the Depositor (no action by its shareholders being required) and do not and will not (i) violate or contravene any judgment, injunction, order or decree binding on the Depositor, (ii) violate, contravene or constitute a default under any provision of the certificate of incorporation of the Depositor or of any material agreement, contract, mortgage or other instrument binding on the Depositor or (iii) result in the creation or imposition of any Lien attributable to the Depositor, except as are expressly contemplated hereby.

3.03 Consents and Approvals. No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under Delaware law in connection with the execution, delivery and performance by the Depositor of this Agreement, the Transaction Documents and the

Underlying Transaction Documents or the consummation by the Depositor of the transactions contemplated hereby or thereby.

3.04 Title to Trust Property. Upon the sale, assignment or other transfer of any of the Trust Property by the Depositor to the Trust under this Agreement, the Depositor will have conveyed to the Trust all of its right, title and interest in the Residual Certificates and the Spread Accounts, free and clear of any Lien arising by reason of ownership of the Residual Certificates and the Spread Accounts by the Depositor or any action taken or omitted to be taken by the Depositor.

3.05 Binding Effect. This Agreement, the Transaction Documents and any Underlying Transaction Documents to which the Depositor is a party have been duly and validly authorized, executed and delivered by, and constitute valid and binding agreements of, the Depositor (assuming that they constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with their respective terms) enforceable against the Depositor in accordance with their respective terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

3.06 Investment Company. The Trust is not an “investment company” or controlled by a company which is an “investment company” and required to be registered under the Investment Company Act of 1940.

ARTICLE IV

Representations and Warranties of Deutsche Bank Trust Company Delaware

Deutsche Bank Trust Company Delaware hereby represents and warrants that:

4.01 Good Standing. Deutsche Bank Trust Company Delaware is a banking corporation organized under the laws of the State of Delaware, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorization, consents and approvals required under the laws of the State of Delaware to carry on its trust business as now conducted.

4.02 Corporate Power. The execution, delivery and performance by Deutsche Bank Trust Company Delaware, in its individual capacity and in its capacity as Owner Trustee of this Agreement and Underlying Transaction Documents and the issuance of the Certificate of Beneficial Interest by the Owner Trustee on behalf of the Trust pursuant to this Agreement are within the corporate power of Deutsche Bank Trust Company Delaware, have been duly authorized by all necessary corporate action on the part of Deutsche Bank Trust Company Delaware (no action by its shareholders being required) and do not and will not (i) violate or contravene any judgment, injunction, order or decree binding on Deutsche Bank Trust Company Delaware, (ii) violate, contravene or constitute a default under any provision of the certificate of incorporation or by-laws of Deutsche Bank Trust Company Delaware or, to its actual knowledge without independent investigation, of any material agreement, contract, mortgage or other instrument binding on Deutsche Bank Trust Company Delaware or (iii) result in the creation or imposition of any Lien attributable to Deutsche Bank Trust Company Delaware on the Trust Property, except as are expressly contemplated hereby.

4.03 Consents and Approvals. Other than such filing of a Certificate of Trust as has been made, no other consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under Delaware law in connection with the execution, delivery and performance by Deutsche Bank Trust Company Delaware, in its individual capacity and in its capacity as Owner Trustee, of this Agreement or the issuance of the Certificates the Owner Trustee on behalf of the Trust pursuant to this Agreement or the consummation by the Owner Trustee of the transactions contemplated hereby or thereby. Deutsche Bank Trust Company Delaware is holding the Trust Property solely for the benefit of the Collateral Agent and the Certificateholders as their respective interests may appear and not for any other person. Deutsche Bank Trust Company Delaware has and shall have no claims against the Trust or the Trust Property and no interest therein except as otherwise expressly provided in this Agreement.

4.04 Binding Effect. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Deutsche Bank Trust Company Delaware, (assuming that it constitutes a valid and binding agreement of the other parties thereto, enforceable against such parties in accordance with its terms) enforceable against Deutsche Bank Trust Company Delaware in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

ARTICLE V

Certain Covenants of Depositor, Owners of Certificates and the Trust

5.01 Title to Trust Property. The Certificateholders from time to time are deemed to acknowledge by their acquisition of a Class A Certificate or Class B Certificate, as applicable, that the Trust owns the Trust Property and the Certificateholders are deemed to agree to refrain from taking any action contrary to such ownership by the Trust. The Certificateholders shall own undivided beneficial interests in the assets of the Trust and shall not own an interest in specific trust assets.

5.02 Notification of Transfer. Immediately upon the sale or other transfer of any Trust Property to the Trust pursuant to this Agreement, the Depositor will make any appropriate notations on its records to indicate that such Trust Property has been sold or transferred to the Trust pursuant to this Agreement.

5.03 Investment Company. Neither the Depositor nor any other Certificateholder shall take any action which would cause the Trust to become an investment company which would be required to register under the Investment Company Act of 1940.

5.04 Certain Business Conduct.

(a) The Trust shall not, except as provided in this Agreement or any other Underlying Transaction Documents as in effect as of the date hereof or in the future and solely with respect to obligations to trustees, collateral agents or FSA thereunder, (i) make or permit to remain outstanding any loan or advance by the Trust to any Person (except for certain adjustments to reflect cash and accrual accounting); or (ii) own or acquire any stock or securities of any Person or guarantee any obligation of any Person except, in each case, as expressly described in Section 2.06.

(b) The Trust shall at all times maintain or cause to be maintained the following procedures to avoid or minimize any risk of substantive consolidation of the assets and liabilities of the Trust and the Certificateholders or the Depositor or any other Person: (i) maintenance of books of account and records, bank accounts and assets separate from those of any Person; (ii) filing or causing to be filed tax returns separate from those of the Certificateholders or the Depositor or any of their Affiliates (except to the extent required or permitted by applicable law, rule or regulation to be included in a consolidated or unitary group, as appropriate); (iii) except as required or specifically provided in this Agreement, conducting business with Affiliates of the Owner Trustee, the Certificateholders or the Depositor (or any Affiliate thereof) on an arm’s-length basis; (iv) observance of trust (or similar organizational) formalities; (v) holding the Trust out to the public as a legal entity separate and distinct from any of the Owner Trustee’s Affiliates and from the Certificateholders or the Depositor or any Affiliate thereof; and (vi) paying from its assets all obligations and indebtedness of any kind incurred by the Trust. The Trust shall act solely in its own name through the Owner Trustee, any co-trustee (in accordance with the terms and conditions of Section 6.06 hereof) or the Administrator (in accordance with the terms of the Administration Agreement) or other agents in the conduct of its businesses in accordance with this Agreement except to the extent required by the laws of any applicable jurisdiction.

(c) The Trust shall conduct its business through the office of the Owner Trustee and will use stationery and other business forms under its own name and not that of the Certificateholders, the Depositor or any Affiliate thereof and will use its best efforts to avoid the appearance of conducting business on behalf of the Certificateholders, the Depositor or any Affiliate thereof or that the assets of the Trust are available to pay the creditors of the Certificateholders, the Depositor or any Affiliate thereof.

(d) Nothing in this Section 5.04 shall restrict the authority of the Trust to authorize the Servicer to act in the name or on behalf of the Trust when authorized by any Underlying Transaction Document.

(e) The Trust shall not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or any other liability other than any fees and expenses under this Agreement, and any other Underlying Transaction Documents as in effect as of the date hereof or in the future (except, in each case, as expressly described in Section 2.06) and solely with respect to non-recourse obligations to trustees, collateral agents, FSA or the Master Collateral Agent thereunder.

5.05 Covenants. Each of the Owner Trustee, the Depositor, the Master Collateral Agent and each Certificateholder agrees and covenants, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

(a) It shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action.

(b) The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein or in any Underlying Transaction Documents, the Trust shall pay its indebtedness and expenses from its own funds and shall not pay the indebtedness or operating expenses of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and its affiliates.

(c) The Owner Trustee, the Trust and each Certificateholder shall comply with the following covenants:

(i) Neither the Owner Trustee nor any Certificateholder shall cause the funds and other assets of the Trust to be commingled with those of any other individual, corporation, estate partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

(ii) Neither the Owner Trustee nor any Certificateholder shall cause the Trust to be, become or hold itself out as being liable for the debts of any other party, and neither the Trust nor any Certificateholder shall act as agents for each other. The Trust shall not guarantee the indebtedness of or make loans to any Certificateholder. No Certificateholder may guarantee the indebtedness of or make loans to the Trust or hold itself out as being liable for the debts of the Trust.

(iii) Neither the Owner Trustee nor any Certificateholder shall cause the Trust (A) to act other than solely in its Trust name and through its duly authorized officers or agents in the conduct of its business, (B) to prepare all Trust correspondence otherwise than in the Trust name, (C) to conduct its business other than so as not to mislead others as to the identity of the entity with which they are conducting business; and no Certificateholder will be involved in the day-to-day management of the Trust.

(iv) The Owner Trustee shall separately maintain on behalf of the Trust all business trust records and books of account of the Trust and neither the Owner Trustee nor any Certificateholder shall cause the Trust to commingle its business trust records and books of account with the corporate records. Books of account maintained by any Certificateholder or the Owner Trustee on behalf of the Trust shall reflect the separate existence of the Trust. The books of the Trust may be kept (subject to any provision contained in any applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Owner Trustee with notice to FSA and the Master Collateral Agent.

(v) The Owner Trustee and the Trust shall take such formalities as may be necessary to authorize all of its actions as may be required by law.

(vi) The Owner Trustee shall cause the Trust to (1) conduct its business in an office separate from that of each Certificateholder, (2) maintain stationery separate from that of each Certificateholder, (3) except as expressly set forth herein, to pay its indebtedness, operating expenses, and liabilities from its own funds, and not to pay the indebtedness, operating expenses and liabilities of any other entity, (4) observe all statutory formalities under the Business Trust Statute, and (5) keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware.

(d) For accounting purposes, the Trust shall be treated as an entity separate and distinct from any Certificateholder. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

(e) The Owner Trustee shall not have the power, except upon the written direction of FSA, the Master Collateral Agent and the Certificateholders, acting unanimously, to (i) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator or, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (v) make any assignment for the benefit of the Trust’s creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due, (vii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing or (viii) sell or otherwise transfer the assets of the Trust (other than distributions to the Certificateholders permitted hereunder) (any of the above, a “Bankruptcy Action”). Prior to the Final FSA Insurance Termination Date, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust. In connection with any written direction by the Certificateholder, the Master Collateral Agent and FSA to the Owner Trustee to take any of the actions described in this Section 5.05(e), the Owner Trustee shall not take such action unless it shall have also received from such Certificateholder, the Master Collateral Agent and FSA a certificate certifying that it reasonably believes the Trust to be insolvent.

(f) The pledge of the Class A Certificates to the Master Collateral Agent under the Master Collateral and Intercreditor Agreement is expressly permitted hereunder and acknowledged and agreed to by FSA and the Depositor; provided, that if the Master Collateral Agent releases its Lien on the existing Class A Certificates, the consent of each of FSA and the Depositor shall be required in order for the Trust to re-pledge such Class A Certificates.

ARTICLE VI

Concerning the Owner Trustee and the Trust

6.01 General Matters Relating to the Owner Trustee.

(a) Subject to the terms of Section 6.03 and Article VII of this Agreement, all moneys deposited with or received by the Owner Trustee hereunder shall be held by it in trust as part of the Trust Property until distributed in accordance with Section 2.04 hereof.

(b) The Owner Trustee shall be under no liability for any action taken by the Owner Trustee in good faith in reliance upon any signature, paper, order, instruction, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, prima facie property executed, or for the disposition of moneys or Trust Property pursuant to this Agreement; provided, however, that this provision shall not protect the Owner Trustee against any liability to which it would otherwise be subject by reason of bad faith, willful misconduct, or gross negligence in the performance of its duties.

(c) The Owner Trustee may construe any of the provisions of this Agreement, insofar as the same may appear ambiguous or inconsistent with any other provisions hereof, and any such construction by the Owner Trustee in good faith shall be binding upon the parties hereto and the Certificateholders; provided that this provision shall not protect the Owner Trustee against any liability to which it would otherwise be subject by reason of bad faith, willful misconduct or gross negligence.

(d) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with instructions of the Depositor, the Certificateholders (including FSA) or the Master Collateral Agent pursuant to Sections 2.08 and 8.04 hereof. The Owner Trustee shall have no duty to monitor the performance of the Servicer or the Certificateholders, nor shall it have any liability with respect to any acts or omissions of the Servicer or the Certificateholders.

(e) The Owner Trustee shall not be responsible for the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any Trust Property or for or in respect of the validity or sufficiency of the Certificates of Beneficial Interest (except for the due execution thereof by the Owner Trustee), and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Depositor, or to the Certificateholders, other than as expressly provided for herein.

(f) The Owner Trustee shall promptly notify each Certificateholder, the Master Collateral Agent (at the address for notices to the Master Collateral Agent) and, unless and until the Final FSA Insurance Termination Date shall have occurred, FSA (at the address for notices to FSA provided for in Section 8.04) of any legal action taken by any Person with respect to the Trust of which it has Actual Knowledge. The Owner Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require, and any out-of-pocket cost of the Owner Trustee as a result of such actions shall be deductible from and a charge against the Trust Property solely in accordance with Section 2.04. The Owner Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the Certificateholders, to protect the Trust Property and the rights and interests of the Certificateholders pursuant to the terms of this Agreement.

(g) The Owner Trustee, in the exercise or administration of the trusts and powers hereunder, may, at the expense of the Trust, employ agents, attorneys, accountants and auditors and enter into agreements with any of them and the Owner Trustee shall not be liable for the supervision of or the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, or accountants or auditors shall have been selected by it with reasonable care.

(h) The Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee.

6.02 Books and Records; Mailings to Owners of Certificates of Beneficial Interest. The Owner Trustee shall keep at its Corporate Trust Office a record of the name and address of the Certificateholders, and such records shall be open to inspection by any such owner at all reasonable times during usual business hours of the Owner Trustee.

6.03 Compensation and Indemnification of the Owner Trustee.

(a) The Owner Trustee shall be entitled from AmeriCredit Corp. (“AmeriCredit Corp.”) (as may be specified in a fee arrangement entered into between the Owner Trustee and AmeriCredit Corp.) or from the Depositor, to the extent that the Trust Property is not sufficient to promptly pay such amounts, to reasonable compensation for the services of the Owner Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and reimbursement for all reasonable out-of-pocket expenses, disbursements and advances incurred by the Owner Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation, reasonable expenses and reasonable disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be incurred or arise out of the gross negligence or willful misconduct of the Owner Trustee. The Owner Trustee shall notify each Certificateholder at least ten (10) business days prior to any request by the Owner Trustee for compensation from the Trust Property pursuant to the foregoing sentence. Notwithstanding Section 6.03 of this Agreement and without limiting Section 8.07 hereof, the Owner Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Trust for the non-payment to the Owner Trustee of any amounts provided by this Agreement until one year and one day after the termination of this Trust in accordance with Section 8.05 of this Agreement.

(b) AmeriCredit Corp., to the extent that the Trust Property is not sufficient to promptly pay such amounts, agrees to indemnify the Owner Trustee or any of its officers, directors, employees or agents for, and to hold each of them harmless against, any and all losses and liabilities, obligations, damages, penalties, taxes (excluding any taxes payable by Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 on or measured by any compensation for services rendered by the Owner Trustee under this Agreement), claims, actions, suits or out-of-pocket expenses or costs of any kind and nature whatsoever incurred or arising out of or in connection with the acceptance or administration of this trust or the transactions contemplated by the Underlying Transaction Documents, including the reasonable costs and out-of-pocket expenses of defending itself against any claim of liability in the premises, except to the extent that the same may be incurred or arise out of the gross negligence or willful misconduct of the Owner Trustee or for the Owner Trustee’s failure to use ordinary care to disburse funds pursuant to Section 2.04 hereof.

The obligations of AmeriCredit Corp. to indemnify the Owner Trustee, and its right to be compensated and be reimbursed for the reasonable out-of-pocket expenses, disbursements and advances of the Owner Trustee from the Trust Property pursuant to Section 6.03(a) and (b) hereof, shall survive the termination of this Agreement pursuant to Section 8.05 hereof or the resignation or removal of the Owner Trustee hereunder. Such obligations shall be secured by a Lien upon the Trust Property senior to that of the Certificates of Beneficial Interest in the Trust Property.

(c) The Owner Trustee shall not be required to take or refrain from taking any action under this Agreement (other than giving of notices) unless the Owner Trustee shall have been indemnified by the Class A or Class B Certificateholders, as applicable, in manner and form reasonably satisfactory to the Owner Trustee, against any liability, fee, cost or expense (including attorneys’ fees) which may be incurred or charged in connection therewith, except to the extent the same may be incurred or arise out of the gross negligence or willful misconduct of the Owner Trustee or the Owner Trustee’s failure to use ordinary care to disburse funds pursuant to this Agreement. The Owner Trustee shall not be required to take any action if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is likely to result in personal liability, or is contrary to the terms hereof or of any document contemplated hereby to which the Owner Trustee is a party or otherwise contrary to law.

(d) Any amounts paid to the Owner Trustee pursuant to subsections (a) and (b) of this Section 6.03 shall not be deemed to be part of the Trust Property immediately after such payment.

6.04 Resignation, Discharge or Removal of Owner Trustee; Successor.

(a) The Owner Trustee may resign and be discharged of the trust created by this Agreement by executing an instrument in writing, and mailing a copy of a notice of resignation to the Certificateholders then of record, not less than sixty (60) days before the date specified in such instrument when, subject to Section 6.04(c) hereof, such resignation is to take effect. Upon receiving such notice of resignation, the Class B Certificateholder shall use its best efforts promptly to appoint a successor Owner Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered pursuant to Section 8.04 to such resigning Owner Trustee and the successor Owner Trustee. Except as provided in subsection (b) of this Section 6.04, the appointment of any successor Owner Trustee is subject to the consent and approval of the Class B Certificateholder. The Class B Certificateholder may remove the Owner

Trustee for any reason and appoint a successor Owner Trustee by written instrument or instruments delivered to the Owner Trustee so removed and the successor Owner Trustee.

(b) In case at any time the Owner Trustee shall resign and no successor Owner Trustee shall have been appointed within thirty (30) days after notice of such resignation has been filed and mailed as required by Section 6.04(a) hereof, the resigning Owner Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Owner Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Owner Trustee; provided that unless and until the Final FSA Insurance Termination Date shall have occurred, the appointment or removal or resignation of the Owner Trustee shall require the prior written consent of FSA.

(c) Any successor Owner Trustee appointed hereunder shall promptly execute and deliver to each Certificateholder, the Depositor and the retiring Owner Trustee an instrument accepting such appointment hereunder, and the successor Owner Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named the Owner Trustee herein and shall be bound by all the terms and conditions of this Agreement. Upon the request of the successor Owner Trustee, the retiring Owner Trustee shall, upon payment of all amounts due the retiring Owner Trustee, execute and deliver an instrument transferring to the successor Owner Trustee all the rights and powers of the retiring Owner Trustee; and the retiring Owner Trustee shall transfer, deliver and pay over to the successor Owner Trustee all of the Trust Property at the time held by it, if any, together with all instruments of transfer and assignment or other documents properly executed and necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Owner Trustee in the administration hereof as may be requested by the successor Owner Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of an Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section 6.04 shall become effective upon such acceptance of appointment by the successor Owner Trustee. Notice of such appointment of a successor Owner Trustee shall be furnished to the applicable rating agencies.

(d) Any corporation into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee shall be the successor Owner Trustee under this Agreement without the execution, delivery or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the predecessor corporation may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; provided that such corporation resulting from any such merger or consolidation shall meet the qualifications set forth in Section 6.05 hereof.

(e) Upon the happening of any of the events described in this Section 6.04 that requires an amendment to the Certificate of Trust under the Business Trust Statute, the successor Owner Trustee shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State, in accordance with the provisions of Section 3810 of the Business Trust Statute, indicating the change with respect to the Owner Trustee’s identity.

6.05 Qualification of Owner Trustee. The Owner Trustee shall at all times be a banking corporation organized and doing business under the laws of the United States of America, or any state thereof, with a principal place of business in the State of Delaware and having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business and having at all times an aggregate capital, surplus and undivided profits of not less than $50,000,000.

6.06 Appointment of Additional Trustees. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary for such separate trustees to act alone.

6.07 Not Acting in Individual Capacity. Except as otherwise expressly provided herein, in acting hereunder, Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 acts solely as Owner Trustee and not in its individual capacity, and, except as so provided, all persons, having any claim against Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof; provided, however, that the provisions of Article VI shall not protect Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 (in either capacity) against any liability to which it would otherwise be subject by reason of (i) willful misconduct or gross negligence in the performance of its duties, (ii) the inaccuracy of any representation or warranty contained in Article IV hereof expressly made by Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 , (iii) liabilities arising from the failure by Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 to perform obligations expressly undertaken by it in the last sentence of Section 2.07(b) or (iv) taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee or any successor Owner Trustee appointed under Section 6.04 in connection with any of the transactions contemplated by this Agreement or the Underlying Transaction Documents.

6.08 Acting in its Own Name. The Owner Trustee shall conduct its business as Owner Trustee of the Trust and will use stationery and other business forms under such name and not that of the Certificateholders, the Depositor or any Affiliate thereof and will use its best efforts to avoid the appearance of conducting business on behalf of the Certificateholders, the Depositor or any Affiliate thereof or that the assets of the Trust are available to pay the creditors of the Certificateholders, the Depositor or any Affiliate thereof.

6.09 Decisions by Owner Trustee. Subject to the provisions of Sections 2.08(a) and (b), 5.05(e), 7.02, and 8.07, the Owner Trustee shall make all decisions relating to the actions of the Trust independent of the Certificateholders.

ARTICLE VII

Accounts of the Trust

7.01 Accounts of the Trust. Subject to the provisions of Section 2.08(a) and (b) hereof, at any time and from time to time the Depositor, with the written consent of the Class B Certificateholder may direct the Owner Trustee to establish one or more accounts of the Trust in the State of Delaware and the State of New York, in the name of the Owner Trustee as trustee of the Trust, for the operations of the Trust. Any funds in any account of the Trust that the Depositor believes are not needed for purposes of such account shall be applied in accordance with the Spread Account Agreement and Section 2.04.

7.02 Investment of Amounts on Deposit in Accounts of the Trust. Subject to the provisions of Section 2.08(a) and (b) hereof, the amounts on deposit in any account of this Trust other than the Spread Accounts shall be invested as directed in writing by the Depositor. All investments of amounts held in any account shall be made in the name of the Trust. In no event shall the Owner Trustee be liable for the selection of investments or for any losses resulting from such investments. All investment earnings on amounts in any account of this Trust shall be deposited therein and shall be subject to the provisions of this Article VII and distributed solely in accordance with Section 2.04.

ARTICLE VIII

Miscellaneous

8.01 Benefit of Agreement. All the representations, warranties, covenants and agreements contained in this Agreement by or on behalf of the Master Collateral Agent, the Depositor, the owners of the Certificates or the Owner Trustee shall bind, and inure to the benefit of, their respective successors and assigns and the owners of the Certificates, whether so expressed or not.

8.02 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the owners thereof.

8.03 Amendments and Waivers. This Agreement may not be amended, and compliance with any provision hereof may not be waived by the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect), the Owner Trustee, or the Certificateholders, unless such amendment or waiver is consented to in writing by the Owner Trustee, the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect) and each Certificateholder.

8.04 Notices. Any notice, demand, consent, direction or instruction to be given to the Owner Trustee under this Agreement shall be in writing and shall be duly given if mailed or delivered to the Corporate Trust Office at: Deutsche Bank Trust Company Delaware, Owner Trustee for AFS Funding Trust, at the Corporate Trust Office, with a copy to Deutsche Bank Trust Company Delaware, c/o DB Services New Jersey Inc., 100 Plaza One, MS JCY03-0606, 6th Floor, Jersey City, New Jersey 07311, Attention: Corporate Trust and Agency Group, or such other address as shall be specified by the Owner Trustee in a notice to the Certificateholders given in accordance with this Section.

Any notice, demand, direction or instruction to be given to the Depositor under this Agreement shall be in writing and shall be duly given if mailed or delivered to the Depositor at 639 Isbell Road, Suite 390, Reno, Nevada 89509, Attention: Treasurer, or at such other address as shall be specified by the Depositor to the other parties to the Agreement in writing.

Any notice or other communication to be given to Certificateholders (other than to the Depositor, FSA and the Master Collateral Agent) under this Agreement shall be in writing and shall be duly given if mailed or delivered to each such Certificateholder outstanding at the time such notice or other communication is given at the address for such Certificateholder contained in the records maintained by the Owner Trustee pursuant to Section 6.02 hereof. If mailed, any notice or other communication shall be effective 72 hours after being deposited in the United States mail, first class postage prepaid.

Any notice, demand, direction or instruction to be given to FSA under this Agreement or otherwise shall be in writing and shall be mailed by registered mail or personally delivered or telecopied to FSA as follows:

Financial Security Assurance Inc.

350 Park Avenue

New York, NY 10022

Attention: Transaction Oversight Department

Re: AFS Funding Trust

Confirmation: (212) 826-0100

Telecopy Nos.: (212) 339-3518, (212) 339-3529.

Any notice, demand, direction or instruction to be given to Master Collateral Agent under this Agreement or otherwise shall be in writing and shall be mailed by registered mail or personally delivered or telecopied to Master Collateral Agent as follows:

Deutsche Bank Trust Company Americas

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Trust Administration - AmeriCredit

Confirmation: (714) 247-6000

Telecopy No.: (714) 247-6475

8.05 Termination of This Agreement; No Power to Revoke or Withdraw Trust Property.

(a) Subject to the provisions of Section 2.08(a) hereof, the Trust may be dissolved or terminated by the holders of all of the Certificates evidencing 100% of the beneficial interest in the Trust as shall then be entitled to vote; provided, that, for so long as the Lien granted pursuant to the Master Collateral and Intercreditor Agreement is in effect, the Master Collateral Agent has provided its prior, written consent to such dissolution or termination. After payment of all amounts then due and payable to Deutsche Bank Trust Company Delaware or any successor Owner Trustee appointed under Section 6.04 pursuant to Section 6.03 hereof, all right, title and interest in the Trust Property still held by the Trust at the time of such dissolution or termination shall be transferred, assigned and paid over to the Certificateholders in accordance with Section 2.04.

(b) Except as expressly provided in Section 8.05(a) hereof, neither the Depositor nor any other Certificateholder shall be entitled to revoke or terminate the Trust established hereunder.

(c) Upon the dissolution and winding up or termination of the Trust, the Owner Trustee shall cause the Certificate of Trust of the Trust to be canceled by filing a certificate of cancellation with the Secretary of State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute and the Trust shall terminate at such time.

8.06 Nature of Interest in Trust Property. Neither the Depositor nor any other Certificateholder shall have legal title to any part of the Trust Property and shall only be entitled to receive distributions with respect to their undivided beneficial interest in the Trust Property pursuant to Section 2.04 hereof as expressly provided herein. No transfer, by operation of law or otherwise, of any right, title and interest of the Depositor or of any other Certificateholder, held by the Depositor or such other holder, shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

8.07 No Filing. Without the express written consent of the Master Collateral Agent, the Certificateholders, the Depositor, and the Owner Trustee, the Trust shall not institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such action.

8.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE PROVISIONS AND CONFLICTS OF LAW), AND ALL LAWS OR RULES OF CONSTRUCTION OF SUCH STATE SHALL GOVERN THE RIGHTS OF THE PARTIES TO THIS AGREEMENT AND THE INTERPRETATION OF THE PROVISIONS OF THIS AGREEMENT.

8.09 Counterparts. This Agreement may be executed and delivered in any number of counterparts, and such counterparts taken together shall constitute one and the same instrument.

8.10 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the Owner Trustee, the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect) and the Certificateholders any legal or equitable right, remedy or claim in the Trust Property or under or, in respect of this Agreement or any covenants, conditions or provisions contained herein; provided that unless and until the Final FSA Insurance Termination Date shall have occurred, (i) FSA and its successors and assigns shall be a third-party beneficiary to this Agreement and shall be entitled to rely upon and directly enforce the provisions of this Agreement and (ii) any right of FSA to direct, appoint, consent of, approve of, or take any action under this Agreement pursuant to such sections of this Agreement shall be a right exercised by FSA in its sole and absolute discretion; provided, further, that FSA may disclaim any of its rights and powers under such sections of this Agreement or otherwise upon delivery, by FSA of a written notice to such effect to the Owner Trustee; provided further, that unless and until the Master Collateral Agreement shall no longer be in effect (i) the Master Collateral Agent and its successors and assigns shall be a third-party beneficiary to this Agreement and shall be entitled to rely upon and directly enforce the provisions of this Agreement and (ii) any right of the Master Collateral Agent to direct, appoint, consent of, approve of, or take any action under this Agreement pursuant to such sections of this Agreement shall be a right exercised by the Master Collateral Agent in its sole and absolute discretion; provided, further, that the Master Collateral Agent may disclaim any of its rights and powers under such sections of this Agreement or otherwise upon delivery, respectively, by the Master Collateral Agent of a written notice to such effect to the Owner Trustee.

8.11 References to Sections. References to sections used herein shall refer to sections of this Agreement unless otherwise specified herein.

8.12 Third Party Beneficiaries. This Agreement shall inure to the benefit of FSA (until the Final FSA Insurance Termination Date shall have occurred), the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect) the Revolver Administrative Agent (for so long as the Lien granted pursuant to the Security Agreement is in effect) and all covenants and agreements in this Agreement shall be for the benefit of and run directly to FSA (until the Final FSA Insurance Termination Date shall have occurred), the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect) and the Revolver Administrative Agent (for so long as the Lien granted pursuant to the Security Agreement is in effect) and FSA (until the Final FSA Insurance Termination Date shall have occurred), the Master Collateral Agent (for so long as the Lien granted pursuant to the Master Collateral Agreement is in effect) and the Revolver Administrative Agent (for so long as the Lien granted pursuant to the Security Agreement is in effect) shall be entitled to rely on and, subject to the limitations of liability set forth herein, enforce such covenants to the same extent as if it were a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AFS FUNDING CORP.

By:

By:	/s/ KATHRYN HARLOW
Name:	Kathryn Harlow
Title:	Vice President, Finance

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee

By:	/s/ LOUIS BODI
Name:	Louis Bodi
Title:	Vice President, Attorney-in-fact

ACKNOWLEDGED AND AGREED TO:
FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ [Authorized Signatory]
Name:	[Authorized Signatory]
Title:	[Authorized Signatory]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Master Collateral Agent

By:	/s/ JENNIFER BOHANNON
Name:	Jennifer Bohannon
Title:	Assistant Vice President

AMERICREDIT CORP. Solely with respect to Section 6.03

By:	/s/ BETH SORENSEN
Name:	Beth Sorensen
Title:	Senior Vice President, Finance

ANNEX 1

THIS CLASS A CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

THIS CLASS A CERTIFICATE HAS BEEN PLEDGED TO THE MASTER COLLATERAL AGENT PURSUANT TO THE MASTER COLLATERAL AND INTERCREDITOR AGREEMENT AND THE OWNER WILL NOT SELL, TRANSFER OR CONVEY AN INTEREST IN, OR SUFFER OR PERMIT ANY LIEN OR ENCUMBRANCE TO BE CREATED UPON OR WITH RESPECT TO THIS CLASS A CERTIFICATE DURING THE TERM OF THE MASTER COLLATERAL AND INTERCREDITOR AGREEMENT (EXCEPT IF THE FIRST PRIORITY LIEN OF THE MASTER COLLATERAL AGENT IS FIRST RELEASED BY THE MASTER COLLATERAL AGENT IN ACCORDANCE WITH THE TERMS OF SECTION 5.05(f) OF THE TRUST AGREEMENT). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANYONE WHO IS NOT A “QUALIFIED PURCHASER” (AS DEFINED IN RULE 3c-7 OF THE INVESTMENT COMPANY ACT).

CLASS A CERTIFICATE

AFS FUNDING TRUST

THIS CERTIFIES THAT AFS FUNDING CORP (the “Owner”) is the registered owner of a 100% percentage interest in all Class A Certificates issued by the Trust existing under the laws of the State of Delaware pursuant to the Trust Agreement dated as of October 19, 1999 (and as first amended and restated as of October 19, 1999 and as further amended and restated as of August 15, 2002, the “Agreement”; the terms herein are used as therein defined) among AFS Funding Corp. and Deutsche Bank Trust Company Delaware. Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its fiduciary capacity as trustee under the Agreement (the “Owner Trustee”), has executed this Certificate by one of its duly authorized signatories as set forth below.

This Class A Certificate is one of the Class A Certificates referred to in the Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which the owner of this Certificate by virtue of the acceptance hereof agrees and by which the owner hereof is bound. Reference is hereby made to the Agreement for a statement of the rights of the owner of this Class A Certificate, as well as for a statement of the terms and conditions of the Trust created by the Agreement.

Ann. 1-1

This Class A Certificate is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of AFS Funding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the undertakings and agreements herein made on the part of AFS Funding Trust is made and intended not as personal undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only AFS Funding Trust and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of AFS Funding Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by AFS Funding Trust under this Class A Certificate.

Ann. 1-2

IN WITNESS WHEREOF, the Owner Trustee has caused this Class A Certificate to be executed as of the date hereof by one of its Authorized Officers, by his or her manual signature. This Class A Certificate shall not be valid or enforceable for any purpose until it shall have been so signed by an Authorized Officer of Deutsche Bank Trust Company Delaware.

Dated: August 15, 2002	AFS FUNDING TRUST

	By:	Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee of the AFS Funding Trust

By:
Name:
Title:

Ann. 1-3

ANNEX 2

THIS CLASS B CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

CLASS B CERTIFICATE

AFS FUNDING TRUST

THIS CERTIFIES THAT FINANCIAL SECURITY ASSURANCE INC. (the “Owner”) is the registered owner of a 100% percentage interest in all Class B Certificates issued by the Trust existing under the laws of the State of Delaware pursuant to the Trust Agreement dated as of October 19, 1999 (and as first amended and restated as of October 19, 1999 and as further amended and restated as of August 15, 2002, the “Agreement”; the terms herein are used as therein defined) dated as of August 15, 2002 among AFS Funding Corp. and Deutsche Bank Trust Company Delaware. Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its fiduciary capacity as trustee under the Agreement (the “Owner Trustee”), has executed this Certificate by one of its duly authorized signatories as set forth below.

This Class B Certificate is one of the Class B Certificates referred to in the Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which the owner of this Certificate by virtue of the acceptance hereof agrees and by which the owner hereof is bound. Reference is hereby made to the Agreement for a statement of the rights of the owner of this Class B Certificate, as well as for a statement of the terms and conditions of the Trust created by the Agreement.

This Class B Certificate is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of AFS Funding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the undertakings and agreements herein made on the part of AFS Funding Trust is made and intended not as personal undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only AFS Funding Trust and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of AFS Funding Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by AFS Funding Trust under this Class B Certificate.

Ann. 2-1

IN WITNESS WHEREOF, the Owner Trustee has caused this Class B Certificate to be executed as of the date hereof by one of its Authorized Officers, by his or her manual signature. This Class B Certificate shall not be valid or enforceable for any purpose until it shall have been so signed by an Authorized Officer of Deutsche Bank Trust Company Delaware.

Dated: August 15, 2002	AFS FUNDING TRUST

	By:	Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee of the AFS Funding Trust

By:
Name:
Title:

Ann. 2-2